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                                                                   EXHIBIT 10.44

STATE OF NORTH CAROLINA
COUNTY OF JOHNSTON

     THIS LEASE, made and entered into as of the 31st day of August, 1994, by and between CHARLES S ZWERLING and wife, JEAN S. ZWERLING ("Landlord") and OPTOMETRIC EYE CARE, P.A. ("Tenant").

                                   SECTION ONE

                     DEMISE, DECRIPTION, AND USE OF PREMISES

     In consideration of the agreements and covenants hereinafter set forth, Landlord does hereby demise and lease unto the Tenant, a certain parcel of land, together with the buildings and other improvements situated thereon (hereinafter referred to as "Premises") located at 1201 Brightleaf (Selma) Road in the City of Smithfield, Johnston County, North Carolina, and presently occupied by Dr. Charles S. Zwerling and being the office building previously owned by Dr. William C. Philbrick, said property being more particularly described on Exhibit A attached hereto.

                                   SECTION TWO

                         INITIAL TERM AND RENEWAL TERMS

     The term of this lease shall be for five years, commencing on September 1, 1994 and ending on August 31, 1999.

     Landlord grants to Tenant the right and option to renew this lease for an additional period of five years beginning September 1, 1999 and ending August 21, 2004, subject to all the same terms and conditions of this lease except an adjustment of rent. If the first option is exercised, Tenant shall have a further right and option to new for a second renewal term of five years beginning September 1, 2004 and ending August 21, 2009, subject to all the same terms and conditions except the adjustment of rent. Each option must be exercised by the Tenant giving the Landlord a notice, written or verbal, at least 90 days prior to the end of the preceding term. Tenant shall in no event have the right to renew unless Tenant shall have performed all of its obligations and shall not be in default of any of the terms of this lease.

                                  SECTION THREE

                                      RENT

     As rental for the Premises, the Tenant shall pay to the Landlord, without notice or demand, the sum of $4,400 per month, paid on or before the 5th day of each calendar month, in advance.

     In the event the first option to renew is exercised, the rental rate shall adjust to $4,800. In the event the second option to renew is exercised, the rental rate shall adjust to $5,200 per month.

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                                  SECTION FOUR

                              TAXES AND ASSESSMENTS

     Landlord shall pay, as such shall become due and payable, all taxes and assessments and other general, special, ordinary, and extraordinary governmental charges which are assessed, levied, or charged against or imposed upon the Premises. Tenant shall pay all taxes assessed on any equipment or contents contained on the Premises.

                                  SECTION FIVE

                     REPAIRS AND DESTRUCTION OF IMPROVEMENTS

(a) Tenant shall, throughout the term of this lease, at its own cost, and without any expense to Landlord, keep and maintain the interior of the Premises, in good, sanitary, and neat order, condition and repair, ordinary wear and tear excepted. Landlord shall keep and maintain the exterior of the Premises, including roof, windows, doors, sidewalks, awnings, and heating and air conditioning systems ("HVAC") in neat order, condition and repair. Tenant shall pay the premiums on maintenance contract for the alarm system and HVAC similar to that currently carried. Landlord will pay for all repairs, including parts, not paid for by the maintenance contracts.

(b) In the event of the total destruction of the Premises, either party shall have the option to terminate this Lease. In the event of the partial destruction of the Premises, the Landlord shall at its own expense promptly repair or restore same to the condition as good or better than that which existed prior to such damage or destruction.

(c) In the event of the partial destruction of the Premises rendering the Premises solely or partially untenantable, the rent shall abate proportionately until the repair or restoration of such damage. In the event the Landlord is unable to furnish (within ten (10) days of the damage) to the Tenant a commitment that the Landlord or his contractor will be able to restore or repair the premises to the prior condition within ninety (90) days after the casualty, the Tenant may by written notice within five (5) days immediately following such ten (10) day period, terminate this Lease.

(d) The Tenant shall be entitled to place, at Tenant's expense, signage about the Premises; provided, said signage shall be in accordance with appropriate local sign ordinances. All signage placed upon the Premises by the Tenant shall be removed by the Tenant upon expiration of the Lease.


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                                   SECTION SIX

                                    UTILITIES

     Tenant shall fully and promptly pay for all water, gas, heat, light, power, telephone service, and other public utilities of every kind furnished to the Premises.

                                  SECTION SEVEN

                                    INSURANCE

(a) Landlord shall, at all times during the term of this Lease and any renewal term and at the Landlord's sole expense, keep all improvements which are now or hereafter a part of the Premises insured for the benefit of the Landlord against loss or damage by fire and extended coverage hazards.

(b) Tenant shall maintain in effect at its sole expense throughout the terms of this Lease and any renewal general public liability insurance covering the Premises and its appurtenances in an amount not less than $500,000 per occurrence, without any right of subrogation against Landlord.

(c) All insurance policies shall be issued by insurers of recognized responsibility authorized to do business in North Carolina. All policies which shall contain provisions requiring ten days' written notice to Landlord and Tenant of cancellation. All policies insuring Landlord shall provide that the Tenant is an additional party insured, and all policies insuring Tenant shall provide that the Landlord is an additional party insured.

                                  SECTION EIGHT

                    WARRANTIES OF TITLE AND QUIET POSSESSION

     Landlord covenants that it is seized of the Premises in fee simple and has full right to make this Lease and that Tenant shall have quiet and peaceable possession of the Premises.

                                  SECTION NINE

                            LANDLORD'S RIGHT TO ENTRY

     Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises and shall permit Landlord and its agents at any time within ninety (90) days prior to the expiration of this Lease, to place on the Premises any usual or ordinary "To Lease" signs and exhibits the Premises to prospective tenants at reasonable hours.

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                                   SECTION TEN

                                 USES PROHIBITED

      Tenant shall not use or permit the Premises to be used for any purpose other than the practice of optometry and primary eye care as normally rendered in the practice of optometry, so long as the Landlord is maintaining an office on the Premises for the active practice of ophthalmology as provided in Section Nineteen.

     Tenant shall comply with all applicable laws affecting the Premises, the breach of which might result in any penalty on Landlord or forfeiture of Landlord's title to the Premises. Tenant shall not commit, or suffer to be committed, any waste or nuisance on the Premises.

                                 SECTION ELEVEN

                            SUBLETTING AND ASSIGNMENT

     Tenant may not sublet the Premises in whole or in part without the Landlord's prior written consent, which consent may not be unreasonable withheld except that Landlord may unreasonably prohibit the subleasing for the purposes of practicing ophthalmology so long as the Landlord is maintaining an office on the Premises for the active practice of ophthalmology as provided in Section Nineteen. The making of any such sublease shall not release Tenant from or otherwise affect in any manner any of Tenant's obligations hereunder. Any such subleasing or assignment without such consent shall be void and shall, at the option of the Landlord, terminate this Lease. Neither this Lease not the leasehold estate of Tenant nor any interest of Tenant hereunder in the Premises shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever, and any such attempted involuntary assignment, transfer, or sale shall be void and of no effect and shall, at the option of Landlord, terminate this Lease.

                                 SECTION TWELVE

                             ABANDONMENT OF PREMISES

     Tenant shall not vacate or abandon the Premises at any time during the term or renewal hereof; but if Tenant shall abandon, vacate or surrender the Premises or be dispossessed by process of the law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

                                SECTION THIRTEEN

                                      LIENS

     Tenant shall keep all of the Premises free and clear of any and all mechanics', materialmen's, and other liens arising out of or in connection with work or labor done, services performed, or materials or



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appliances used or furnished for or in connection with any operations of Tenant, any alterations, improvement, or repairs or additions which Tenant may make or permit or cause to be made, or any work or construction, by, for, or permitted by Tenant on or about the Premises, or any obligation of any kind incurred by Tenant, and at all times promptly and fully to pay and discharge any and all claims on which any such lien may or could be based, and to indemnify Landlord against all such liens and claims of liens and suits or other proceedings pertaining thereto.

                                SECTION FOURTEEN

                                   CONDEMATION

     In the event that all or such a substantial portion of the Premises as would impair the ability of Tenant to transact its business are taken in a condemnation proceeding or by exercise of any right of eminent domain or are voluntarily conveyed in lieu of such taking, the Tenant may, at its option, terminate this lease on the date of such taking. If the taking does not substantially affect the Premises so as to impair the ability of the Tenant to continue its business, this lease shall continue in full force and effect.

                                 SECTION FIFTEEN

                            INDEMNIFICATION OF LESSOR

     Landlord shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person whosoever may at any time be using or occupying or visiting the Premises or be in, on, or about the same, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Tenant or any occupant, subtenant, visitor, or user of any portion of the Premises, and Tenant shall indemnify and hold harmless Landlord against all claims, liability, loss, or damage whatsoever on account of any such loss, injury, death or damage excepting loss, injury, death, or damage caused by the act or omissions or negligence of the Landlord, his agents or invitees.

                                 SECTION SIXTEEN

                                 ATTORNEY'S FEES

     If any action at law or in equity shall be brought to recover any rent under this lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's costs reasonable attorney's fees, the amount of which shall be fixed by the court and shall be made a part of any judgement or decree rendered.


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                                SECTION SEVENTEEN

                             REDELIVERY OF PREMISES

     Tenant shall pay the rent and all other sums required to be paid by Tenant hereunder in the amounts, at the times, and in the manner herein provided, and shall keep and perform all the terms and conditions hereof on its part to be kept and performed, and, at the expiration or sooner termination of this lease, peaceably and quietly quit and surrender to Landlord the Premises in good order and condition subject to the other provisions of this lease. In the event of the non-performance by Tenant of any of the covenants of Tenant undertaken herein, this lease may be terminated as herein provided.

                                SECTION EIGHTEEN

   PROHIBITED OF INVOLUNTARY ASSIGNMENT: EFFECT OF BANKRUPTCY OR INSOLVENCY

(a) Neither this lease nor the leasehold estate of Tenant nor any interest of Tenant hereunder in the Premises or in the building shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever and any such attempt at involuntary assignment, transfer or sale shall be void and of no effect.

(b) Tenant agrees that in the event any proceedings under the Bankruptcy Act are commenced by or against Tenant, and, if against Tenant, such proceedings shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a plan of reorganization and or in the event Tenant is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a receiver is appointed for Tenant and such receiver is not discharged within a period of thirty days after his appointment, any such event or any involuntary assignment shall be deemed to constitute a breach of this lease by Tenant and shall, at the election of Landlord, but not otherwise, without notice or entry or other action of Landlord terminate this Lease and also all rights of Tenant under this lease and in and to the Premises and also all rights of any and all persons claiming under the Tenant.

                                SECTION NINETEEN

                                 USE BY LANDLORD

     Landlord shall have the right to use a designated office on the Premises for use as a medical office to see ophthalmology patients for one-half day each week during regular business hours. The day of the week shall be by mutual agreement of Landlord and Tenant with reasonable consideration and coordination of the business needs and schedules of Landlord and Tenant. For such use, Landlord shall pay to Tenant the sum of $180 for each one-half day actually used each week for the initial term and first renewal term. During the second renewal tern, the rental shall be $200 per one-half day. Tenant shall provide all




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janitorial services, utilities, receptionist, use of all equipment on the
Premises necessary to provide optical eye care, and local telephone service for the benefit of Landlord during such times. Tenant shall have no duty to buy any new ophthalmology equipment.

                                 SECTION TWENTY

                                     NOTICES

All notices, demands, or other writings in this lease provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:

         TO LANDLORD:   Charles S. Zwerling and Jean S. Zwerling
                        2709 Medical Office Place
                        Goldsboro, N.C.  27534

         TO TENANT:     Optometric Eye Care, P.A.
                        P.O. Box 7189
                        Rocky Mount, N.C.  27802
                        Attn: Samuel Petteway

     The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.

                               SECTION TWENTY-ONE

                                     DEFAULT

     If Tenant shall fail to pay the rent or fail to cure any breach of any other covenant for ten days after having been notified by Landlord, or should Tenant be adjudged a bankrupt or make assignment for benefit of creditors, Tenant shall be deemed in default of this Lease, and Landlord shall be entitled to terminate this Lease.

                               SECTION TWENTY-TWO

                             COVENANT NOT-TO-COMPETE

     The parties hereto acknowledge that prior to the execution of this Lease, the parties entered into a certain Optometry Practice Purchase Agreement ("Purchase Agrement") wherein the Landlord agreed for a term of five years not to compete with the optometry practice purchased by Tenant under said Purchase Agreement, which is hereby incorporated by reference. It is expressly agreed by the Tenant that in the event the Tenant shall abandon the Premises during the initial term of this Lease, or the Tenant shall during the initial term be held in default resulting in a termination of the Lease, then in such event, the aforesaid covenant not-to-compete in the Purchase Agreement shall no longer be of any force or effect.

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     It is further agreed that after the initial term, and in the event the
Tenant shall renew the Lease and as an inducement to said renewal, the Landlord shall not during such renewal term on his own account, or directly or indirectly, on the account of any other entity, engage in or have a financial interest in "primary eye care" business (as defined in the Purchase Agreement) in competition with Tenant from a located situation within a ten mile radius of the municipal city limits of the Town of Smithfield, North Carolina.

                              SECTION TWENTY-THREE

                                RIGHT OF PURCHASE

     In the event that during the initial or renewal term of this Lease, Landlord desires to sell the Premises to any person other than the Tenant, Landlord shall give Tenant notice, written or verbal, of such intent. Tenant shall have the option for a period of ten days thereafter to elect to purchase the Premises for its fair market value, cash at closing. Upon the receipt of such election, the parties will have the Premises appraised by an MAI appraiser mutually agreeable to both Landlord and Tenant. The appraised price determined by such appraiser shall be binding upon both parties, and both parties agree to buy or sell, as the case may be, in accordance with such appraised price. Closing shall occur with ten days of the delivery of such appraisal.

                               SECTION TWENTY-FOUR

                               MEMORANDUM OF LEASE

     The parties will at any time at the request of the other promptly execute duplicate originals of any instrument constituting a memorandum of lease for recording purposes.

                               SECTION TWENTY-FIVE

                                 APPLICABLE LAW

     This Lease is being executed and intended to be performed in the State of North Carolina and shall be construed and enforced in accordance with the law of the State of North Carolina despite that any party, successor or assign shall now or in the future be a resident of any other state.

                               SECTION TWENTY-SIX

                                ENTIRE AGREEMENT

     This Lease expresses the entire understanding and agreement between Landlord and Tenant. This Lease cannot be modified, changed, discharged or terminated expect by a writing signed by the Landlord and Tenant. Time is of the essence of this Lease, and of each and every covenant, term, condition and provision hereof. This Lease and all the covenants, conditions and provisions herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and assigns.


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     IN WITNESS WHEROF, the parties have executed this Lease on the day and year first written.



                                             LANDLORD:

                                             By: /s/ Charles S. Zwerling (SEAL)
                                                 -----------------------
                                                 Charles S. Zwerling


                                             By: /s/ Jean S. Zwerling    (SEAL)
                                                 -----------------------
                                                 Jean S. Zwerling


                                             TENANT:
                                             OPTOMETRIC EYE CARE CENTER, P.A.

                                             By: /s/ D. Blair Harrold
                                                ------------------------------
                                                D. Blair Harrold

(Corporate Seal)

ATTEST:


/s/ Allan Barker
---------------------------
Secretary


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STATE OF NORTH CAROLINA
COUNTY OF ________________


     This is to certify that CHARLES S. ZWERLING and wife, JEAN S. ZWERLING personally appeared before me this 31st day of August, 1994, and acknowledged the due execution of the foregoing Lease.

     WITNESS my hand and Notarial Seal.



                                          /s/
                                          ------------------------------------
                                          Notary Public

My commission expires:

July 7, 1998
--------------------------------



STATE OF NORTH CAROLINA
COUNTY OF ________________________

     I, ___________________________________, a Notary Public of
___________________ County, North Carolina, certify that
____________________________ personally came before me this day and acknowledged that he is Secretary of OPTOMETRIC EYE CARE, P.A., a professional corporation, and that by authority duly given and as act of the corporation, the foregoing instrument was signed in its name by its President, sealed with its corporate seal, and attested by himself as its Secretary.

     WITNESS my hand and Notarial Seal.



                                          ------------------------------------
                                          Notary Public


My commission expires:


-------------------------------


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